UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2010

MONARCH FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-34565	20-4985388
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Executive Boulevard Chesapeake, Virginia	23320
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 389-5111

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Appointment of Principal Officers

The Board of Directors of Monarch Financial Holdings, Inc. and Monarch Bank announced the election of three senior officers to top leadership positions. William F. Rountree, Jr., current President and CEO, has been elected to serve as President of Monarch Financial Holdings, Inc., the parent of Monarch Bank. Brad E. Schwartz, currently Executive Vice President and Chief Operating and Financial Officer of Monarch Financial Holdings, Inc and Chief Executive Officer of Monarch Bank, has been elected to serve as Chief Executive Officer (CEO) of both Monarch Financial Holdings, Inc. and Monarch Bank. Lynette P. Harris, currently Senior Vice President and Chief Financial Officer of Monarch Bank, and Chief Accounting Officer for Monarch Financial Holdings, Inc., has been elected to serve as Executive Vice President and Chief Financial Officer (CFO) of Monarch Financial Holdings, Inc. and Monarch Bank. She will assume the position of Corporate Secretary. Mr. Rountree and Mr. Schwartz also serve on the Board of Directors for both companies.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release on Election of CEO, President and CFO.

The Company’s common stock is traded on the Nasdaq Capital Markets under the symbol MNRK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH FINANCIAL HOLDINGS, INC.

Date: May 6, 2010	/s/ Brad E. Schwartz
Brad E. Schwartz
Chief Executive Officer

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